EXHIBIT 99.9

AMENDED AND RESTATED JOINT FILING AGREEMENT

The Joint Filing Agreement, dated May 5, 2006, by and among Symphony Technology II GP, LLC, Symphony Technology II-A, L.P. and Romesh Wadhwani is hereby amended and restated as follows:

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, we, the signatories of the statement on Schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: November 5, 2008

Symphony Technology II GP, LLC

	By:	/s/ Brad MacMillin
Name: Brad MacMillin
Title: Authorized Person*

Symphony Technology II-A, L.P.

	By:	/s/ Brad MacMillin
Name: Brad MacMillin
Title: Authorized Person*

ROMESH WADHWANI

	By:	/s/ Brad MacMillin
Name: Brad MacMillin
Title: Authorized Person*

KATHLEEN WADHWANI

	By:	/s/ Brad MacMillin
Name: Brad MacMillin
Title: Authorized Person#

THE ROMESH AND KATHLEEN WADHWANI TRUST

	By:	/s/ Brad MacMillin
Name: Brad MacMillin
Title: Authorized Person#

* See Powers of Attorney attached as exhibits to the Schedule 13D/A with respect to Chordiant Software Inc. filed by such reporting persons on June 12, 2008

# See attached Powers of Attorney